CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Templeton ETF Trust of our report dated May 23, 2023, relating to the financial statements and financial highlights, which appears in the Franklin FTSE Russia ETF’s Annual Report on Form N-CSR for the year ended March 31, 2023. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

July 24, 2023